SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
               (Date of earliest event reported): November 6, 2002

                           ARIAD PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                         0-21696              22-3106987
         --------                         -------              ----------
(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                    Identification No.)


                              26 LANDSDOWNE STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
              (Address of principal executive offices and zip code)


              Registrant's telephone number, including area code:
                                 (617) 494-0400

ITEM 5.    OTHER EVENTS

           On November 6, 2002, the Registrant disseminated a Press Release announcing a non-exclusive worldwide license agreement with Bristol-Myers Squibb Company granting Bristol-Myers Squibb the right to conduct pharmaceutical research and development covered by ARIAD's NF-kB drug discovery patents.

           The information contained in the Press Release dated November 6, 2002 is incorporated herein by reference and attached as Exhibit 99.1 hereto.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


           (c)    Exhibits.

                  99.1    The Registrant's Press Release dated November 6, 2002.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            ARIAD PHARMACEUTICALS, INC.


                                            By:    /s/ Edward M. Fitzgerald
                                                   ------------------------
                                                   Edward M. Fitzgerald
                                                   Senior Vice President and
                                                     Chief Financial Officer


Date:    November 6, 2002

                                  EXHIBIT INDEX

Exhibit
Number     Description                                   Sequential Page Number
-------    -----------                                   ----------------------

99.1       The Registrant's Press Release dated
           November 6, 2002.                                       4

                                                                   EXHIBIT 99.1

         Bristol-Myers Squibb Signs NF-kB License Agreement With ARIAD

   CAMBRIDGE, Mass.--(BUSINESS WIRE)--Nov. 6, 2002--ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced a non-exclusive worldwide license agreement with Bristol-Myers Squibb Company (NYSE:BMY) that grants Bristol-Myers Squibb the right to conduct pharmaceutical research and development covered by ARIAD's pioneering NF-(kappa)B patents, retroactive to September 8, 1998. Bristol-Myers Squibb will pay ARIAD an up-front license fee and annual license fees, as well as product development and commercialization milestones and royalties based on sales of products discovered using ARIAD's patented NF-(kappa)B drug-discovery methods. Financial terms were not disclosed because ARIAD is actively pursuing agreements with additional licensees.
   NF-(kappa)B can generally be thought of as a "biological switch" that can be turned off in cells to treat various disease conditions, such as inflammation, cancer, and osteoporosis. The licensed patents are part of ARIAD's NF-(kappa)B patent portfolio awarded to the Whitehead Institute for Biomedical Research, Massachusetts Institute of Technology, and Harvard University. ARIAD has an exclusive license to these patents.
   "Our agreement with Bristol-Myers Squibb is the first license of our NF-(kappa)B patent estate and covers an important area of R&D for Bristol. There are many additional potential licensees of our NF-(kappa)B patents and we are committed to creating value for the team of distinguished inventors, their institutions, and our stockholders through a broad licensing program for our NF-(kappa)B patents," said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD.
   ARIAD is engaged in the discovery and development of breakthrough medicines that regulate cell signaling with small molecules. The Company is developing a comprehensive approach to the treatment of cancer and blood diseases and has seven product candidates in development. ARIAD also has an exclusive license to pioneering technology and patents related to the discovery, development and use of drugs that regulate NF-(kappa)B cell-signaling activity, which has been implicated in many major diseases.
   Additional information about ARIAD and its family of NF-(kappa)B patents can be found on the web at http://www.ariad.com.

   Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding the Company's ability to conduct preclinical and clinical studies of its product candidates and the results of such studies, regulatory oversight, intellectual property claims, the timing, scope, cost and outcome of legal proceedings, future capital needs, key employees, dependence on the Company's collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other risks detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

    CONTACT: ARIAD Pharmaceuticals, Inc.
             Tom Pearson, 610/407-9260
             or
             Kathy Lawton, 617/621-2345